Exhibit 31.1
CERTIFICATION

I, Gene Sheridan, certify that:

1.    I have reviewed this amendment no. 1 on Form 10-K/A to the annual report on Form 10-K for the fiscal year ended December 31, 2024 of Navitas Semiconductor Corporation; and

2.    Based on my knowledge, this amendment no. 1 on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025	/s/ Gene Sheridan Gene Sheridan President and Chief Executive Officer (principal executive officer)